Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Soleno Therapeutics, Inc. on Form S-8 (File No.’s 333-200175, 333-210563, 333-220056, 333-224070, 333-230402, 333-235999, 333-239496, 333-252014, 333-264035, 333-270285, 333-273816, 333-276548, 333-276785 and 333-281339) and Form S-3 (File No.'s 333-275120 and 333-276344) of our report dated February 28, 2025, with respect to our audits of the consolidated financial statements of Soleno Therapeutics, Inc. as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024 and our report dated February 28, 2025 with respect to our audit of internal control over financial reporting of Soleno Therapeutics, Inc. as of December 31, 2024, which reports are included in this Annual Report on Form 10-K of Soleno Therapeutics, Inc. for the year ended December 31, 2024.

Our report on the effectiveness of internal control over financial reporting as of December 31, 2024 expressed an adverse opinion because of the existence of a material weakness.

/s/ Marcum LLP
Marcum LLP San Francisco, CA February 28, 2025